EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this post qualification amendment No. 10 to Form 1-A filed by Legion Capital Corporation and Subsidiaries of our report dated June 15, 2022 relating to the December 31, 2021 consolidated financial statements of Legion Capital Corporation and Subsidiaries appearing in this Post Qualification Amendment, and to the reference to us under the heading “Experts” in the Post Qualification Amendment.

Tampa, Florida

June 21, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this post qualification amendment No. 10 to Form 1-A filed by Legion Capital Corporation and Subsidiaries of our report dated May 5, 2021 relating to the December 31, 2020 consolidated financial statements of Legion Capital Corporation and Subsidiaries appearing in this Post Qualification Amendment, and to the reference to us under the heading “Experts” in the Post Qualification Amendment.

/s/ ROSENFIELD AND COMPANY, PLLC

New York, New York

June 21, 2022